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                                                                   EXHIBIT 23.02


             CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1989 Stock Option Plan, 1997 Equity Incentive Plan, 1997 Directors Stock Option Plan and 1997 Employee Stock Purchase Plan of Ocular Sciences, Inc. of our reports dated February 14, 1997, except for Notes 1 and 16 of the Notes to the Consolidated Financial Statements which are as of July 14, 1997, relating to the consolidated balance sheets of Ocular Sciences, Inc. as of December 31, 1995 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, and related schedule, which reports appear in the Registration Statement (Form S-1, No. 333-27421) and the related Prospectus, filed with the Securities and Exchange Commission.

                                        KPMG PEAT MARWICK LLP

San Francisco, California
August 5, 1997